EXHIBIT 99

May 5, 2026

Cummins delivered strong operating results and returned $519 million to shareholders in the first quarter of 2026; raises full-year outlook
•First-quarter revenues of $8.4 billion; GAAP1 Net Income of $654 million, or 7.8% of sales
•EBITDA2 in the first quarter was 15.4% of sales; Diluted EPS of $4.71
•First-quarter results include $199 million, or $1.44 per diluted share, of charges related to completing the sale of our low-pressure fuel cell business and related customer obligations for this business
•Full-year revenues are expected to range from up 8% to up 11%, an improvement from prior guidance of up 3% to 8%
•EBITDA is now expected to be in the range of 17.75% to 18.50%, an increase from previous guidance of 17.0% to 18.0%

COLUMBUS, IND. – Cummins Inc. (NYSE: CMI) today reported results for the first quarter of 2026.
“Cummins delivered strong results in the first quarter, led by record performance in our Power Systems segment. Our teams executed with discipline to meet continued strong demand for data center backup power and North America truck markets began to improve from a cyclical low,” said Jennifer Rumsey, Chair and CEO of Cummins. “We also recorded charges related to the sale of our low-pressure fuel cell business, reflecting lower hydrogen adoption expectations and our continued commitment to focusing investments and reducing losses within the Accelera segment.”
First-quarter 2026 revenues of $8.4 billion increased 3% from the same quarter in 2025. Sales in North America decreased 6% while international revenues increased 16%, primarily due to stronger demand in China.
Net income attributable to Cummins in the first quarter was $654 million, or $4.71 per diluted share, compared to $824 million, or $5.96 per diluted share, in 2025. The current quarter results include charges related to the sale of our low-pressure fuel cell business of $199 million, or $1.44 per diluted share.
EBITDA in the first quarter was $1.3 billion, or 15.4% of sales, compared to $1.5 billion, or 17.9% of sales, a year ago. EBITDA for the first quarter of 2026 included the charges noted above.

2026 Outlook:
Based on its current forecast, Cummins is raising its full-year 2026 revenue guidance to be up 8% to 11%, due to stronger demand across several markets, particularly North America on-highway and power generation. EBITDA is expected to be in the range of 17.75% to 18.50%, up from our prior guidance of 17.0% to 18.0%, excluding the charges related to the sale of the fuel cell business in the first quarter.
Cummins plans to continue generating strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50% of operating cash flow back to shareholders.
“We raised our 2026 outlook for revenue and profitability as demand strengthens across several key markets. We see North America on-highway markets improving, while demand for data center power generation across a range of our products continues to outpace expectations. Through the remainder of 2026, we are well-positioned to deliver strong financial performance, invest in future growth and return cash to shareholders,” said Rumsey.
First Quarter 2026 Highlights:
•Mack Trucks announced the integration of the Cummins X10 engine into the Mack Granite Chassis. This milestone reflects the strong collaboration between the Mack and Cummins teams and a shared commitment to delivering reliable, high-performing solutions for vocational customers. The X10 is well-suited for demanding work applications, and its integration into the Granite platform will provide customers with a compelling option in the vocational truck segment.
•In February, Cummins announced the deployment of the world’s first commercial hybrid-electric ultra-class mining truck in production at Caserones, an open pit copper-molybdenum mine in Tierra Amarilla, Chile, owned by Lundin Mining. The pilot marks Cummins’ first deployment of a retrofitted 300-ton Komatsu mining haul truck into daily operation using a retrofit hybrid solution powered by its First Mode technology. The project aligns with Cummins’ Destination Zero strategy to support customers through the energy transition by delivering solutions that improve efficiency and reduce CO2 emissions today.
•Cummins received several prestigious honors recognizing the company’s commitment to its people, culture and innovation. Of note, Cummins was named to Ethisphere’s 2026 World’s Most Ethical Companies® list and recognized as a platinum employer on the Where you Work Matters list. Heavy Duty Trucking also recognized several Cummins technologies, including its versatile medium-duty engine portfolio and Acumen advanced computing module, in their 2026 Top 20 Products awards, which highlight innovation and real-world business value for fleets.

First quarter 2026 detail (all comparisons to same period in 2025):

Engine Segment

•Sales - $2.7 billion, down 4%
•Segment EBITDA - $279 million, or 10.4% of sales, compared to $458 million, or 16.5% of sales

•Revenues in North America decreased 12% and international sales increased 22% due to lower medium-duty and heavy-duty truck demand in the United States and stronger construction demand in China.

Components Segment

•Sales - $2.5 billion, down 5%
•Segment EBITDA - $337 million, or 13.3% of sales, compared to $382 million, or 14.3% of sales
•Revenues in North America decreased 13% and international sales increased 6% primarily due to lower medium-duty and heavy-duty truck demand in the United States and stronger demand in China and Brazil.

Distribution Segment

•Sales - $3.1 billion, up 7%
•Segment EBITDA - $444 million, or 14.2% of sales, compared to $376 million, or 12.9% of sales
•Revenues in North America increased 3% and international sales increased 18% driven by increased demand for power generation products, particularly for data center applications.

Power Systems Segment

•Sales - $2.0 billion, up 19%
•Segment EBITDA - $577 million, or 29.5% of sales, compared to $389 million, or 23.6% of sales
•Revenues in North America increased 19% and international sales increased 18% driven primarily by increased power generation demand, particularly for data center markets in North America, China and Asia Pacific.

Accelera Segment

•Sales - $101 million, down 2%
•Segment EBITDA loss - $277 million, which includes $199 million of charges related to the sale of our low-pressure fuel cell business.
•The company remains committed to pacing and focusing its zero-emissions investments on the most promising paths in order to ensure long-term success as part of Cummins’ Destination Zero strategy, while reducing the rate of ongoing EBITDA losses.
1 Generally Accepted Accounting Principles in the U.S.
2 Earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests
About Cummins Inc.
Cummins Inc., a global power leader, is committed to powering a more prosperous world. Since 1919, we have delivered innovative solutions that move people, goods and economies forward. Our five business segments—Engine, Components, Distribution, Power Systems and Accelera™ by Cummins—offer a broad portfolio, including advanced diesel, electric and hybrid powertrains; integrated power generation systems; critical components such as aftertreatment, turbochargers, fuel systems, controls, transmissions, axles and brakes; and zero-emissions technologies like battery and electric powertrain systems. With a global footprint, deep technical expertise and an extensive service network, we deliver dependable, cutting-edge solutions tailored to our customers’ needs, supporting them through the energy transition with our Destination Zero strategy. We create value for customers, investors and employees and strengthen communities through our corporate responsibility global priorities: education, equity and environment. Headquartered in Columbus, Indiana, Cummins employs approximately 67,400 people worldwide and earned $2.8 billion on $33.7 billion in sales in 2025. Learn more at https://www.cummins.com.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into agreements with the U.S. Environmental Protection Agency, California Air Resources Board, the Environmental and Natural Resources Division of the U.S. Department of Justice and the California Attorney General's Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S., which became final and effective in April 2024, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; any adverse consequences from changes in tariffs and other trade disruptions; changes in international, national and regional trade laws, regulations and policies; emissions deregulation; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services or not successfully developing new technologies and products to effectively address the energy transition; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions, divestitures or exiting the production of certain product lines or product categories and related uncertainties of such decisions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology (IT) environment and data security; the use of artificial intelligence (AI) in our business and in our products, services and features, and challenges with properly managing its use; political, economic and other risks from operations among, between and within numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet sustainability expectations or standards, or achieve our sustainability goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2025 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	March 31,
In millions, except per share amounts	2026	2025
NET SALES	$8,398	$8,174
Cost of sales	6,155	6,019
GROSS MARGIN	2,243	2,155
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	845	771
Research, development and engineering expenses	358	344
Equity, royalty and interest income from investees	148	131
Other operating expense, net	239	37
OPERATING INCOME	949	1,134
Interest expense	76	77
Other income, net	61	60
INCOME BEFORE INCOME TAXES	934	1,117
Income tax expense	254	267
CONSOLIDATED NET INCOME	680	850
Less: Net income attributable to noncontrolling interests	26	26
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$654	$824

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.73	$5.99
Diluted	$4.71	$5.96

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	138.3	137.6
Diluted	138.8	138.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$2,614	$2,845
Marketable securities	568	764
Total cash, cash equivalents and marketable securities	3,182	3,609
Accounts and notes receivable, net	6,528	5,818
Inventories	6,126	5,822
Prepaid expenses and other current assets	1,543	1,676
Total current assets	17,379	16,925
Long-term assets
Property, plant and equipment, net	6,924	6,958
Investments and advances related to equity method investees	2,221	2,133
Goodwill	2,219	2,224
Other intangible assets, net	2,193	2,167
Pension assets	1,001	1,033
Other assets	2,508	2,552
Total assets	$34,445	$33,992

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,433	$3,800
Loans payable	451	313
Commercial paper	349	353
Current maturities of long-term debt	157	94
Accrued compensation, benefits and retirement costs	597	825
Current portion of accrued product warranty	638	693
Current portion of deferred revenue	1,591	1,606
Other accrued expenses	1,951	1,926
Total current liabilities	10,167	9,610
Long-term liabilities
Long-term debt	6,729	6,792
Deferred revenue	1,053	1,054
Other liabilities	3,124	3,128
Total liabilities	$21,073	$20,584

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,602	$2,673
Retained earnings	22,994	22,616
Treasury stock, at cost, 84.5 and 84.4 shares	(10,868)	(10,662)
Accumulated other comprehensive loss	(2,377)	(2,278)
Total Cummins Inc. shareholders’ equity	12,351	12,349
Noncontrolling interests	1,021	1,059
Total equity	$13,372	$13,408
Total liabilities and equity	$34,445	$33,992

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	March 31,
In millions	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$680	$850
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities
Depreciation and amortization	282	269
Deferred income taxes	(12)	(25)
Equity in income of investees, net of dividends	(86)	(70)
Pension and OPEB expense	19	19
Pension contributions and OPEB payments	(13)	(13)
Changes in current assets and liabilities, net of acquisitions and divestiture
Accounts and notes receivable	(678)	(457)
Inventories	(333)	(331)
Other current assets	(50)	(36)
Accounts payable	629	330
Accrued expenses	(167)	(487)
Other, net	38	(52)
Net cash provided by (used in) operating activities	309	(3)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(189)	(162)
Investments in marketable securities—acquisitions	(232)	(457)
Investments in marketable securities—liquidations	407	432
Other, net	4	(59)
Net cash used in investing activities	(10)	(246)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	213	52
Net (payments) borrowings of commercial paper	(4)	481
Payments on borrowings and finance lease obligations	(108)	(144)
Dividend payments on common stock	(276)	(251)
Repurchases of common stock	(243)	—
Other, net	(99)	(46)
Net cash (used in) provided by financing activities	(517)	92
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(13)	18
Net decrease in cash and cash equivalents	(231)	(139)
Cash and cash equivalents at beginning of year	2,845	1,671
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,614	$1,532

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Three months ended March 31, 2026
External sales	$1,966	$2,138	$3,109	$1,093	$92		$8,398	$—	$8,398
Intersegment sales	706	392	7	863	9		1,977	(1,977)	—
Total sales	2,672	2,530	3,116	1,956	101		10,375	(1,977)	8,398
Research, development and engineering expenses	164	81	15	66	32		358	—	358
Equity, royalty and interest income (loss) from investees	80	10	28	36	(6)		148	—	148
EBITDA (2)	279	337	444	577	(277)	(3)	1,360	(70)	1,290
Depreciation and amortization (4)	72	128	35	36	9		280	—	280

EBITDA as a percentage of total sales	10.4%	13.3%	14.2%	29.5%	NM		13.1%		15.4%

Three months ended March 31, 2025
External sales	$2,040	$2,270	$2,902	$872	$90		$8,174	$—	$8,174
Intersegment sales	731	400	5	777	13		1,926	(1,926)	—
Total sales	2,771	2,670	2,907	1,649	103		10,100	(1,926)	8,174
Research, development and engineering expenses	155	75	14	57	43		344	—	344
Equity, royalty and interest income (loss) from investees	73	7	28	29	(6)		131	—	131
EBITDA (2)	458	382	376	389	(86)		1,519	(59)	1,460
Depreciation and amortization (4)	67	122	32	33	12		266	—	266

EBITDA as a percentage of total sales	16.5%	14.3%	12.9%	23.6%	NM		15.0%		17.9%

“NM” - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended March 31, 2026 and 2025.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) On March 31, 2026, we sold our low pressure fuel cell business to a customer, cancelled future commitments and resolved certain claims against us with that customer resulting in a net payment by us of $175 million. These transactions resulted in a net charge of $199 million which is reflected in other operating expense, net in our Condensed Consolidated Statements of Net Income.

(4) Depreciation and amortization, as shown on a segment basis, excluded the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $2 million and $3 million for the three months ended March 31, 2026 and 2025, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended March 31,
In millions	2026	2025
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$29	$23
Dongfeng Cummins Engine Company, Ltd.	23	20
Beijing Foton Cummins Engine Co., Ltd.	21	15
Tata Cummins, Ltd.	12	10
All other manufacturers	16	7
Distribution entities
Komatsu Cummins Chile, Ltda.	14	14
All other distributors	8	8
Cummins share of net income	123	97
Royalty and interest income	25	34
Equity, royalty and interest income from investees	$148	$131

INCOME TAXES
Our effective tax rate for 2026, excluding discrete items, is expected to approximate 23.0 percent.
Our effective tax rates for the three months ended March 31, 2026 and 2025, were 27.2 percent and 23.9 percent, respectively.
The three months ended March 31, 2026, had an unfavorable discrete tax impact due to the $199 million loss on sale of business and settlement of current and future customer obligations for which no tax benefit was recognized. Other discrete items were net favorable by $7 million, or $0.05 per diluted share.
The three months ended March 31, 2025, contained net favorable discrete tax items of $7 million, or $0.05 per diluted share, primarily due to $8 million of favorable share-based compensation tax benefits, partially offset by $1 million of other unfavorable adjustments.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

Reconciliation of Non GAAP measures - Earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items, as noted in the table below, is a useful measure of our operating performance. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in our Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended March 31,
In millions	2026	2025
Net income attributable to Cummins Inc.	$654	$824

Net income attributable to Cummins Inc., as a percentage of net sales	7.8%	10.1%

Add:
Net income attributable to noncontrolling interests	26	26
Consolidated net income	680	850

Add:
Interest expense	76	77
Income tax expense	254	267
Depreciation and amortization	280	266
EBITDA	$1,290	$1,460

EBITDA, as a percentage of net sales	15.4%	17.9%

Special items:
Loss on sale of business and settlement of current and future customer obligations	199	—
EBITDA, excluding special items	$1,489	$1,460

EBITDA, excluding special items, as a percentage of net sales	17.7%	17.9%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$799	$—	$—	$—	$799
Medium-duty truck and bus	871	—	—	—	871
Light-duty automotive	448	—	—	—	448
Off-highway	554	—	—	—	554
Total sales	$2,672	$—	$—	$—	$2,672

2025
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$921	$976	$772	$820	$3,489
Medium-duty truck and bus	986	950	784	893	3,613
Light-duty automotive	421	486	583	440	1,930
Off-highway	443	487	466	447	1,843
Total sales	$2,771	$2,899	$2,605	$2,600	$10,875
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2026
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	24,700	—	—	—	24,700
Medium-duty	79,100	—	—	—	79,100
Light-duty	40,500	—	—	—	40,500
Total units	144,300	—	—	—	144,300

2025
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,700	29,600	22,400	23,200	101,900
Medium-duty	75,200	73,400	63,100	68,800	280,500
Light-duty	39,100	44,000	49,600	39,100	171,800
Total units	141,000	147,000	135,100	131,100	554,200

(1) Unit shipments exclude aftermarket parts.

Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$919	$—	$—	$—	$919
Emission solutions	915	—	—	—	915
Components and software	608	—	—	—	608
Automated transmissions	88	—	—	—	88
Total sales	$2,530	$—	$—	$—	$2,530

2025
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,056	$1,095	$917	$918	$3,986
Emission solutions	902	900	788	867	3,457
Components and software	595	587	537	564	2,283
Automated transmissions	117	123	87	96	423
Total sales	$2,670	$2,705	$2,329	$2,445	$10,149

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,275	$—	$—	$—	$1,275
Parts	1,064	—	—	—	1,064
Service	433	—	—	—	433
Engines	344	—	—	—	344
Total sales	$3,116	$—	$—	$—	$3,116

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,090	$1,200	$1,247	$1,395	$4,932
Parts	1,031	1,015	1,013	1,024	4,083
Service	416	439	495	448	1,798
Engines	370	387	417	418	1,592
Total sales	$2,907	$3,041	$3,172	$3,285	$12,405

Power Systems Segment Sales by Product Line
Sales for our Power Systems segment by product line were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,283	$—	$—	$—	$1,283
Industrial	506	—	—	—	506
Generator technologies	167	—	—	—	167
Total sales	$1,956	$—	$—	$—	$1,956

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,001	$1,205	$1,280	$1,245	$4,731
Industrial	498	506	531	528	2,063
Generator technologies	150	178	185	156	669
Total sales	$1,649	$1,889	$1,996	$1,929	$7,463